EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of LGBTQ Loyalty Holdings, Inc., of our report dated April 16, 2019 relating to our audits of the December 31, 2018 and 2017 consolidated financial statements of LGBTQ Loyalty Holdings, Inc, which are appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Haynie & Company

Haynie & Company

Salt Lake City, Utah

July 3, 2019